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                                                                    EXHIBIT 99.2

                     CONSENT OF BT ALEX. BROWN INCORPORATED

     We hereby consent to the use of our opinion letter dated November 20, 1998 to the Board of Directors of Best Internet Communications, Inc. ("Best Internet"), included as Appendix C to the Proxy Statement/Prospectus of Best Internet which forms a part of the Registration Statement dated as of the date hereof on Form S-4 relating to the proposed of combination of Best Internet, which in May 1998 merged with Hiway Technologies, Inc. (collectively "Hiway"), and Verio Inc. ("Verio"), and to the references therein to such opinion under the captions "Summary -- Opinion of Hiway Financial Advisor" and "The
Merger -- Opinion of Hiway Financial Advisor."

     In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            BT ALEX. BROWN INCORPORATED

                                            By:       /s/ ATSUSHI ABE
                                              ----------------------------------
                                                         Atsushi Abe
                                                      Managing Director

November 20, 1998